Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-8 Nos. 333-266227 and 333-269490, and 333-274241 and Form S-3 Nos. 333-273195 and 333-269029 of our reports dated February 26, 2024, relating to the financial statement of Ivanhoe Electric Inc. and the effectiveness of Ivanhoe Electric Inc's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
February 26, 2024